Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of May 1999
                      Distribution Date of June 15, 1999
                           Servicer Certificate #44

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $55,027,529.54
Beginning Pool Factor                                           0.1048240

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,236,467.76
     Interest Collected                                       $406,399.78

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                           ($600.00)
Total Additional Deposits                                        ($600.00)

Repos / Chargeoffs                                             $74,280.65
Aggregate Number of Notes Charged Off                                  67

Total Available Funds                                       $6,094,141.45

Ending Pool Balance                                        $49,264,907.22
Ending Pool Factor                                              0.0938466

Servicing Fee                                                  $45,856.27

Repayment of Servicer Advances                                $548,126.09

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,073,179.27
     Target Percentage                                               5.50%
     Target Balance                                         $2,709,569.90
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                      ($49,198.34)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.550%
Current Weighted Average Remaining Term (months):                   13.41

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,046,503.70       584
                                31 - 60 days            $199,022.47       143
                                60+  days                $71,852.57        33

     Total:                                           $1,317,378.74       598

     Balances:                  60+  days               $435,048.35        33

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $41,479.50
+    Excess Serv.                                         $7,718.84
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,073,179.27

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of May 1999

                                                                              NOTES
                                                           (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $55,027,529.54
Ending Pool Balance                     $49,264,907.22

Collected Principal                      $5,688,341.67
Collected Interest                         $406,399.78
Charge - Offs                               $74,280.65
Liquidation Proceeds / Recoveries                $0.00
Servicing                                   $45,856.27
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                       $6,048,885.18

Beginning Balance                       $55,027,529.54               $0.00              $0.00     $47,167,119.98      $7,860,409.56

Interest Due                               $278,544.02               $0.00              $0.00        $237,800.90         $40,743.12
Interest Paid                              $278,544.02               $0.00              $0.00        $237,800.90         $40,743.12
Principal Due                            $5,762,622.32               $0.00              $0.00      $5,560,930.54        $201,691.78
Principal Paid                           $5,762,622.32               $0.00              $0.00      $5,560,930.54        $201,691.78

Ending Balance                          $49,264,907.22               $0.00              $0.00     $41,606,189.44      $7,658,717.78
Note / Certificate Pool Factor                                      0.0000             0.0000             0.1463             0.4168
   (Ending Balance / Original Pool Amount)
Total Distributions                      $6,041,166.34               $0.00              $0.00      $5,798,731.44        $242,434.90

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                             $7,718.84
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,073,179.27
(Release) / Draw                           ($49,198.34)
Ending Reserve Acct Balance             $11,023,980.93

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of May 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                     4                   3                  2                   1
                                   Jan-99                Feb-99              Mar-99              Apr-99              May-99
Beginning Pool Balance         $78,776,227.46        $72,225,576.20      $65,610,872.20      $60,018,133.00      $55,027,529.54

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                   $3,166.41            $29,590.68          $65,835.91          $13,556.87          $74,280.65
    Recoveries                     $95,465.41            $97,112.70          $64,171.42          $11,861.40            ($600.00)

Total Charged Off (Months 5, 4, 3)                       $98,593.00
Total Recoveries (Months 3, 2, 1)                        $75,432.82
Net Loss / (Recoveries) for 3 Mos                        $23,160.18(a)

Total Balance (Months 5, 4, 3)                      $216,612,675.86(b)

Loss Ratio Annualized  [(a/b) * (12)]                        0.1283%

Trigger:  Is Ratio > 1.5%                                        No
                                                                             Mar-99              Apr-99              May-99

B)   Delinquency Trigger:                                               $456,690.79         $545,820.80         $435,048.35
     Balance delinquency 60+ days                                          0.69606%            0.90943%            0.79060%
     As % of Beginning Pool Balance                                        1.01097%            0.89867%            0.79870%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                            2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer